Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EUREKA HOLDINGS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF AUGUST, A.D. 2005, AT 1:19 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “EUREKA HOLDINGS, LLC”.

4018184 8100H 120945606	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9786993 DATE: 08-17-12

You may verify this certificate online

at corp. delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 08/19/2005 FILED 01:19 PM 08/19/2005 SRV 050686956 – 4018184 FILE

CERTIFICATE OF FORMATION

OF

EUREKA HOLDINGS, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 or the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “Limited Liability Company”) is:

EUREKA HOLDINGS, LLC

SECOND: The address of the registered office of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle. The registered agent for service of process at such address is The Corporation Trust Company.

THIRD: The Company shall have authority to issue 100 membership units, which shall be certificated.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Eureka Holdings, LLC, this 19th day of August 2005.

EUREKA HOLDINGS, LLC

By:	/s/ Jeffrey E. Ginsberg
Name:	Jeffrey E. Ginsberg
Title:	Authorized Person